                                                                   EXHIBIT 10.21

                               SEMCO ENERGY, INC.

                   2004 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               ARTICLE 1. THE PLAN

      1.1 Establishment of the Plan. SEMCO Energy, Inc., a Michigan corporation (the "Company") hereby establishes this supplemental retirement plan for Executives of the Company effective as of July 01, 2004 (the "Effective Date"). This plan shall be known as the SEMCO Energy, Inc. 2004 Supplemental Executive Retirement Plan (the "Plan").

      1.2 Purpose of the Plan. The Plan supplements retirement income benefits provided to Executives under the Company's qualified retirement plans and is intended, in part, to make up for qualified plan benefits that are limited by Code Section 401(a)(17).

      The Plan is intended to be a plan maintained for the purpose of providing deferred compensation to a "select group of management or highly compensated employees" within the meaning of ERISA Section 201(2). Benefits provided under this Plan shall be paid solely from the general assets of the Company. This Plan, therefore, is intended to be exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.

      1.3 Applicability of the Plan. This Plan applies only to Executives who are in the active employ of the Company on or after the Effective Date. Certain Executives who were employed by the Company before the Effective Date shall be credited with Years of Service and Years of Vesting Service as set forth on EXHIBIT A.

                             ARTICLE 2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural, whichever is appropriate in the context.

      2.1 "Actuarial Equivalent" means a benefit having the same value as the benefit that it replaces. Actuarial Equivalence shall be based on--

            (a)   the UP-1984 mortality table (unisex); and

            (b)   a 7.5 percent interest rate compounded annually.

      2.2 "Base Salary" means the average of three calendar years of a Participant's annual base salary (before reduction for any amounts deferred by the

Participant pursuant to any 401(k), deferred compensation and/or Section 125 plan of the Company), using the three calendar years of employment which produce the highest average.

      2.3 "Beneficiary" or "Beneficiaries" means the person or persons designated by a Participant in a beneficiary designation form for purposes of this Plan.

      2.4 "Board" means the Company's Board of Directors.

      2.5 "Cause" means an act or omission to act of a Participant constituting
(i) gross misconduct, (ii) material breach of duties or (iii) an act of material dishonesty or fraud that is injurious to the Company.

      2.6 "Code" means the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time. A reference to a particular section of the Code shall also be deemed to refer to the regulations under that section.

      2.7 "Committee" means the SEMCO Energy, Inc. SERP Committee.

      2.8 "Employee" means any person who is in the regular full time active employment of the Company or its affiliates as determined by the personnel rules and practices of the Company. Employment by the Company or one of its subsidiaries shall be deemed to be employment by the Company.

      2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time. A reference to a particular section of ERISA shall also be deemed to refer to the regulations under that section.

      2.10 "Executive" means the Chief Executive Officer and those officers of the Company who have a direct reporting relationship with the Chief Executive Officer.

      2.11 "Participant" means an Executive who has met, and continues to meet, the eligibility requirements under Section 3.1.

      2.12 "Plan" means this Plan, as amended from time to time.

      2.13 "Plan Administrator" means the Committee, or any successor to the Committee designated by the Board.

      2.14 "Plan Year" means an initial plan year beginning on the Effective Date and ending on December 31, 2004, and thereafter means the twelve month period beginning on January 1 and ending on December 31.

      2.15 "Qualified Plan" means the Company's Non-Union Employees' Retirement Plan or any successor defined benefit pension plan established by the Company or one of its subsidiaries or affiliates.

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

      2.16 "Retire" and "Retirement" mean severance of employment with the Company, other than by death and other than for Cause (as defined below), (a) at or after the attainment of age sixty-five (65), or (b) if the Participant has not yet attained the age of sixty-five (65) years but is at least fifty-five
(55) years of age, the Executive has completed five or more Years of Vesting Service while he or she is a Participant in this Plan.

      2.17 "Total Disability" and "Totally Disabled" mean that a Participant has been determined to be disabled by the insurer or administrator of the Company's long-term disability plan.

      2.18 "Years of Service" means a Participant's period of service with the Company, beginning on the date that the Executive becomes a Participant in this Plan and ending on the earlier of (i) the date that the Participant's employment with the Company is terminated or (ii) the date that the Executive is no longer a Participant in this Plan. This period of Years of Service shall be expressed as years and fractional parts of a year on the basis that 365 days equal one year.

      2.19 "Years of Vesting Service" means a Participant's completion of at least 1,000 hours of service in a Plan Year while he or she is a Participant in this Plan. "Hours of service" are defined in the Qualified Plan.

                            ARTICLE 3. PARTICIPATION

      3.1 Eligibility. An Executive shall become a Participant on the first day of the month following the date on which he or she becomes the Chief Executive Officer or an officer with a direct reporting relationship to the Chief Executive Officer.

      However, notwithstanding the above, an Executive shall not become a Participant in this Plan unless he or she is a member of a "select group of management or highly compensated employees" within the meaning of ERISA Section 201(2).

      The Executives listed on EXHIBIT B attached hereto shall be Participants in the Plan as of the Effective Date.

      3.2 Duration. An Executive who becomes a Participant under Section 3.1 shall remain an active Participant until the earlier of--

      (a)   the Executive's termination of employment with the Company;

      (b)   the Executive's death; or

      (c) the date on which the the Executive is not the Chief Executive Officer or an officer with a direct reporting relationship to the Chief Executive Officer.

      An individual whose active participation has been terminated under this
Section 3.2 shall continue to be an inactive Participant until all benefits to which he or she is entitled to under this Plan have been paid. An inactive Participant shall not be credited with Years of Service or Years of Vesting Service.

                         ARTICLE 4. RETIREMENT BENEFITS

      4.1 Retirement Benefit. If a Participant remains an Employee of the Company and shall Retire, the Company will pay or cause to be paid to the Participant a monthly supplemental retirement benefit (the "Retirement Benefit") equal to one-twelfth (1/12) of (a) times (b) offset by (c):

            (a)   The sum of

                  (i)   4% of the Participant's first five Years of Service;
                        plus

                  (ii) 3% of the Participant's Years of Service in excess of five Years of Service, but not exceeding 15 Years of Service.

            (b) The percentage as determined in paragraph (a) [not exceeding 50%] is multiplied by the Participant's Base Salary.

            (c) The product of (a) times (b) is offset by the monthly benefit accrued by the Participant under the Qualified Plan during the period in which the Executive is a Participant in this Plan and in the Qualified Plan, assuming that the Participant received such benefit in the form of a single life annuity commencing on the date that benefits begin to be paid under this Plan.

      The Retirement Benefit shall be paid, commencing on the later of (1) the first day of the month following the Participant's termination of employment or
(2) a date specified in an election form prescribed by the Plan Administrator and executed and submitted by the Participant more than one year prior to the date in (1) and continuing on the first day of each month thereafter for a total period of fifteen (15) years (or 180 monthly payments in total).

      4.2 Payments to Beneficiary. If a Participant shall die after becoming entitled to a Retirement Benefit but before all such payments are made, then any Retirement Benefit payments remaining unpaid to the Participant shall be paid to his or her Beneficiary in accordance with his or her beneficiary designation form.

      4.3 Death After Retirement. If a Participant shall die after becoming entitled to a Retirement Benefit under the circumstances set forth in Section
4.2 above, then no

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Pre-Retirement Death Benefit as provided for in Article 5 shall be payable to the Participant's Beneficiary.

      4.4 Transition Benefit. In general, Years of Service and Years of Vesting Service shall begin accruing on the later of the Effective Date of this Plan or the date on which the Executive becomes a Participant in this Plan. However, notwithstanding any provision of this Plan to the contrary, the Participants listed on EXHIBIT A shall be credited with the number of Years of Service and Years of Vesting Service set forth on EXHIBIT A as of the Effective Date of this Plan.

                            ARTICLE 5. DEATH BENEFIT

      5.1 Pre-Retirement Death Benefit. In the event a Participant dies while this Plan is in effect and prior to the Participant's Retirement, the Company will pay or cause to be paid to the Participant's Beneficiary a death benefit (the "Pre-Retirement Death Benefit") equal to 300% of the Participant's Base Salary as of the date of death.

      5.2. Conditions to Payment of Benefit. The Company will pay or cause to be paid such Pre-Retirement Death Benefit only if at the time of the Participant's death, (i) he or she was an Employee or (ii) he or she was Totally Disabled and was deemed to be an Employee of the Company in accordance with Article 6 below.

      5.3. No Retirement Benefit. Payment of the Pre-Retirement Death Benefit to the Participant's Beneficiary shall eliminate any obligation that the Company might otherwise have to pay the Retirement Benefit described in Article 4.

      5.4 Beneficiary. Each Participant shall designate the Beneficiary to receive his or her Retirement Benefit and the Pre-Retirement Death Benefit provided in this Plan, by completing a beneficiary designation form prescribed by the Plan Administrator. If more than one Beneficiary is named, the shares and/or precedence of each Beneficiary shall be indicated and, in the absence of any such designation, the shares shall be equally divided without precedence to any one Beneficiary. The Participant shall have the right to change the Beneficiary by submitting an amended or new beneficiary designation form; provided, however, no change of Beneficiary shall be effective until acknowledged in writing by the Company. If the Company has any doubt as to the proper Beneficiary, then the Participant's estate shall be the Beneficiary. If the Company has any doubt as to the manner of payment of the Pre-Retirement Death Benefit to the Beneficiary, or if the Participant shall not have on file a valid beneficiary designation form regarding the manner of payment of such Pre-Retirement Death Benefit, then the Company shall have the absolute discretion to pay such Pre-Retirement Death Benefit in one lump sum payment to the Participant's estate. Any such lump sum payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to such payment.

                              ARTICLE 6. DISABILITY

      6.1 Disability Benefit. If a Participant, while an Employee of the Company, becomes Totally Disabled and, therefore, ceases to be an Employee of the Company, then the Participant will be 100% vested in his or her Retirement Benefit, even if the Participant has fewer than five Years of Vesting Service or is not yet age 55. The Retirement Benefit shall be calculated in accordance with
Section 4.1 above and shall commence on the later of (1) the first day of the month after the Participant's attainment of age 55 or (2) the date specified in an election form prescribed by the Plan Administrator and executed and submitted by the Participant more than one year prior to the date in (1) and continuing on the first day of each month thereafter for a total of fifteen (15) years (or 180 monthly payments in total). Notwithstanding the foregoing, if the Participant has fewer than five Years of Vesting Service as of the date of Total Disability, the Participant may elect to receive his or her Retirement Benefit in the form of a single lump sum benefit, if such election is made at least one year before the Participant's attainment of age 55. Any such lump sum benefit will be paid on the first day of the month after the Participant's attainment of age 55 and will be the Actuarial Equivalent of the 15-year form of payment.

      6.2 Death Benefit. In the event a Participant dies prior to attaining age 55 while he or she is Totally Disabled, the Participant shall be deemed to remain an Employee of the Company solely for purposes of Article 5, and the Pre-Retirement Death Benefit provided in Article 5 will be paid to the Participant's Beneficiary (and no Retirement Benefit provided in Article 4 or
Article 6 will be paid by the Company). In such circumstances, the Participant's Base Salary for the Plan Year within which the Participant's death occurs shall be deemed to be the Participant's Base Salary for the Plan Year within which the Participant's Total Disability occurred.

      6.3 Disability Determination. The final determination of what constitutes Total Disability and the continuance thereof for purposes of this Article, shall be made by the insurer or administrator of the Company's long-term disability plan, and such determination shall be conclusive.

                              ARTICLE 7. FINANCING

      7.1 Financing. The Plan is intended to constitute an unfunded plan maintained for a "select group of management or highly compensated employees" within the meaning of ERISA Section 201(2). The benefits under this Plan shall be paid solely from the general assets of the Company or from a trust fund whose assets would remain available to the general creditors of the Company in the event of its insolvency. Except as otherwise provided in Article 10, the decision of whether to establish and fund such a trust shall be made by the Board in its sole and absolute discretion.

      7.2 No Fiduciary Relationship. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create a trust or fiduciary relationship between an Employer and any Participant or Beneficiary. However, in accordance with Section 7.1, the Company may establish and fund a trust for the purpose of paying benefits under this Plan, provided the assets of such trust shall be available to the general creditors of the Company in the event of its insolvency.

      7.3 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company or any affiliate of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                      ARTICLE 8. TERMINATION OF EMPLOYMENT

      8.1 Termination Other than for Death, Disability or Cause. Termination of a Participant's employment with the Company for any reason, other than for:

            (a)   death which is provided for in Article 5 above;

            (b)   Total Disability, which is provided for in Article 6 above;
                  and

            (c)   Cause which is provided for in Section 8.2 below,

            whether by action of the Company or a Participant, (i) shall immediately result in the Participant's Retirement as provided in this Plan, provided that such termination of employment meets the definition of Retirement set forth in Section 2.16(a) or 2.16(b), and in such event the Company shall pay a benefit to such Participant in accordance with the terms of this Plan, or
(ii), if such termination does not meet such definition, the Participant's participation under this Plan shall immediately terminate and no benefits shall be payable hereunder, unless such termination is a termination described in
Section 10.3 below, in which event the obligations described therein shall continue in full force and effect.

      8.2 Termination for Cause. If the Participant's employment with the Company is terminated for Cause, then notwithstanding that the Participant would otherwise qualify as having Retired, the Participant shall not be entitled to receive any Retirement Benefit provided in this Plan.

      8.3 Company's Rights. This Plan does not in any way obligate the Company to continue the employment of any Participant with the Company, nor does this Plan limit the right of the Company to terminate a Participant's employment with the Company at any time and for any reason. In no event shall this Plan by its terms or implications constitute an employment contract of any nature between the Company and any Participant.

      8.4 Change of Control. All of the foregoing provisions of this Article 8 are subject to the provisions of Article 10 of this Plan.

                        ARTICLE 9. RESTRICTIVE COVENANTS

      During the term of this Plan (including any time during which a Participant is determined to be Totally Disabled, as described in Article 6 above), and during the time a Participant is receiving any benefits provided for under Article 4 hereof, unless the Participant's employment with the Company has been terminated and the Participant paid a Severance Amount under such Participant's Change of Control Employment Agreement or Change in Control Agreement, a Participant will not, without the written consent of the Board directly or indirectly own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any business which competes with any business conducted by the Company (or any of its subsidiary or affiliated companies) in any area where such business of the Company (or any of its subsidiary or affiliated companies) is being conducted. Ownership of five percent (5%) or less of the voting stock of any publicly-held corporation shall not constitute a violation hereof.

                          ARTICLE 10. CHANGE OF CONTROL

      10.1 Definition. For purposes of this Plan, the term "Change of Control" shall have the meaning provided in a Participant's Change of Control Employment Agreement or Change in Control Agreement, as the case may be.

      10.2 Funding. The Company shall within ten (10) days following a Change of Control make an irrevocable contribution to an Executive Security Trust ("Trust") by and between the Company and an established Trustee in a lump sum amount that equals--

            (a) the amount needed to fully fund all remaining payments that are then being made to a Participant if the Participant has before that time begun receiving payments pursuant to this Plan; or

            (b) in the event that before that time a Participant has not begun receiving payments pursuant to this Plan, the lump sum amount that would be required, as of the projected future Retirement at age 65 of the Participant, to provide such Participant with the age 65 Retirement Benefit described in Article 4, assuming the Participant remains an Employee of the Company until age 65 and then Retires and assuming the Participant's Base Salary immediately prior to the occurrence of the Change of Control.

However, notwithstanding anything to the contrary contained herein, the Company's irrevocable contribution to the Trust in the manner provided herein shall not in and of itself entitle any Participant to the Retirement Benefit provided hereunder and/or to receive any immediate payments from the Trust; each Participant's right to the Retirement Benefit provided hereunder shall be determined in accordance with the terms and provisions of the other Articles of this Plan, and the Participant's right to receive payments from the Trust shall be determined in accordance with the terms and provisions of the Trust.

      10.3 Termination Following Change in Control. If within two years after a Change of Control, the employment of a Participant with the Company is terminated by the Company for reasons other than Cause or is terminated by a Participant for Good Reason (as defined below), then the Participant shall be 100% vested in his Retirement Benefit. In this event, the Company shall pay the Participant a benefit commencing on the later of (1) the first day of the month following the Participant's termination of employment or (2) a date specified in an election form prescribed by the Plan Administrator and executed and submitted by the Participant more than one year prior to the date in (1). The benefit shall be calculated and paid pursuant to Article 4 hereof. For purposes of this Plan, the term "Good Reason" shall have the meaning provided in a Participant's Change of Control Employment Agreement or Change in Control Agreement, as the case may be.

                    ARTICLE 11. OTHER BENEFITS AND AGREEMENTS

      The benefits provided for each Participant and his or her Beneficiary under this Plan are in addition to any other benefits available to a Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, this Plan shall supplement and shall not supersede, modify or amend any other plan, agreement or program between the Company and a Participant.

               ARTICLE 12. RESTRICTIONS ON ALIENATION OF BENEFITS

      No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If a Participant or any Beneficiary shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any benefit hereunder, then such person's benefit, in the discretion of the Plan Administrator, shall cease and, in such event, the Plan Administrator may hold or apply the same or any part thereof for the benefit of the Participant or such Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portions as the Plan Administrator may deem proper.

                           ARTICLE 13. ADMINISTRATION

      13.1 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have all powers necessary or appropriate to carry out the provisions of the Plan. It may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business.

      The Plan Administrator shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, determination of eligibility for and amount of any benefit.

      Benefits under this Plan shall be paid only if the Plan Administrator decides in its discretion that a Participant or Beneficiary is entitled to them.

      The Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies or omissions by general rule or particular decision, all in its sole and absolute discretion.

      To the extent permitted by law, all findings of fact, determinations, interpretations and decisions of the Plan Administrator shall be conclusive and binding under all persons having or claiming to have any interest or right under the Plan.

      13.2 Assistance. The Plan Administrator may, in its sole and absolute discretion, delegate any of its powers and duties under this Plan to one or more individuals. In such a case, every reference in the Plan to the Plan Administrator shall be deemed to include such individuals with respect to matters within their jurisdiction.

      13.3 Appeals From Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice of the denial. The Plan Administrator shall give this notice in writing within a reasonable period of time after receipt of the claim. This period will not exceed 90 days after receipt of the claim, except that if the Plan Administrator determines that special circumstances require an extension of time, the period may be extended up to an additional 90 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 90-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the benefit determination is expected.

      Notice of any claim denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

      (a)   specific reason or reasons for the denial;

      (b)   reference to specific Plan provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

      (d) an explanation that a full and fair review by the Plan Administrator of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Plan Administrator, within 60 days after such notice has been received, a written request for review; and

      (e) a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse decision upon review.

      If a claimant, files a written request for review of a denied claim, the claimant or his or her authorized representative may request, free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim and may submit written comments, documents, records, and other information relevant to the claim within the 60-day period specified above. The notice of claim denial shall include a statement of the claimants rights to review and submit information pursuant to this paragraph.

      The review by the Plan Administrator shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim without regard to whether such material was submitted or considered as part of the initial determination. The decision of the Plan Administrator upon review shall be made promptly, and not later than 60 days after the Plan Administrator's receipt of the request for review. However, if the Plan Administrator determines that special circumstances require an extension of time, this period may be extended up to an additional 60 days. Written notice of the extension shall be furnished to the claimant prior to termination of the initial 60-day period, and it shall indicate the special circumstances requiring an extension of time and the date by which the decision on review is expected.

      If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The decision shall include specific reasons for the denial; references to specific Plan provisions on which the denial is based; a statement that the claimant may request, free of charge, reasonable access to and copies of all documents, record, and other information relevant to the claim; and a statement of the claimant's right to bring a civil action nder ERISA Section 502(a).

      13.4 Tax Withholding. The Company may withhold from any payment under this Plan any federal, state, or local taxes required by law to be withheld with respect to the payment and any sum the Company may reasonably estimate as necessary to cover any taxes for which it may be liable and that may be assessed with regard to the payment.

      13.5 Expenses. The Company shall pay all expenses incurred in the administration of the Plan.

      13.6 Right of Offset. The Company shall have the right to offset any amounts payable to a Participant under the Plan by any amount necessary to reimburse the Company for liabilities or obligations of the Participant to the Company, including for amounts misappropriated by the Participant.

                      ARTICLE 14. AMENDMENT AND TERMINATION

      The Company hereby reserves the right to amend, modify, or terminate the Plan at any time, and for any reason, by action of the Board. However, no amendment or termination shall have the effect of reducing the benefits accrued by a Participant prior to the date of the amendment or termination.

                            ARTICLE 15. MISCELLANEOUS

      15.1 Notices. Any notice given under this Plan shall be in writing and shall be mailed by United States certified mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Committee at the Company's principal place of business or, if notice to a Participant, addressed to the Participant at the most recent address shown on the Company's records. The Company or a Participant may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

      15.2 Severability. If any provisions of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect its remaining parts. The Plan shall be construed and enforced as if it did not contain the illegal or invalid provision.

      15.3 Successors and Assigns. This Plan shall be binding upon the Company and its successors and assigns.

      15.4 Governing Law. This Agreement shall be governed and construed under the laws of the State of Michigan.

      15.5 Receipt and Release. Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company and the Plan Administrator under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be legally incapacitated by reason or physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator or the Company to follow the application of such funds.

      15.6 Entire Agreement. This Plan sets forth the entire agreement of the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.

      IN WITNESS WHEREOF, an authorized officer has signed this document on behalf of the Company, effective as of July 1, 2004.

                                         SEMCO Energy, Inc.

                                         By: /s/George A. Schreiber, Jr.
                                             ---------------------------

                                         Its: President and CEO

                                    EXHIBIT A

                  Executive Employed Before the Effective Date;

 Years of Service and Years of Vesting Service Credited as of the Effective Date

                                      Years of
   Name        Years of Service    Vesting Service
------------   ----------------    ----------------
Eugene Dubay     1.75 years           1.75 years
               (October 1, 2002)   (October 1, 2002)

                                    EXHIBIT B

                Participants in the Plan as of the Effective Date

      Name          Effective Date
----------------    --------------
George Schreiber     July 1, 2004

                    Participant Tracking

Eugene Dubay        October 1, 2002
George Schreiber    July 1, 2004
Doris Galvin        August 1, 2004
Michael Palmeri     August 1, 2004
Peter Clark         October 1, 2004

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